EXHIBIT 10.2

Constellium Employees Performance Award (EPA) Plan

CONSTELLIUM

Employee Performance

Award (EPA) Plan

Plan Description

All Constellium Employees

JG 28 and above

March 2013

 Constellium Employees Performance Award (EPA) Plan

General

Introduction to Constellium Employees Performance Award (EPA) Plan

The Employee Performance Award (EPA) plan is an annual Constellium bonus scheme which will be linked to the achievement of defined (i) Financial Performance, (ii) Safety performance (EHS) and (iii) Individual Objectives. It is designed to provide a performance-related reward to employees who contribute substantially to the success of Constellium

The EPA plan comprises three elements:

	Financial Objectives :	70% weight
	Safety Objective :	10%
	Two Individual Objectives :	20%

The quarterly Financial Objectives and the yearly Safety Objective are defined and approved by the Remuneration Committee of the Board (RemCom) at the beginning of each performance period.

The two yearly Individual Objectives are set and evaluated by the supervisor as part of the Individual Performance Career and Management (IPCM) process.

 Constellium Employees Performance Award (EPA) Plan

Description of the Plan

Participation	The EPA plan is designed for Constellium employees in positions of grade 28 and above.

Period of Participation

Employees who join the EPA scheme in the course of the year are entitled to an award pro-rated for the numbers of months of participation.

If an employee resigns or is terminated for cause, no EPA related to the relevant performance period will be paid.

If an employee is terminated without cause, he is entitled to the performance award taking into account the time worked during the performance period and a fair evaluation of the two Objectives. Periods of garden leave do not create an entitlement to an EPA award.

Control	The Remuneration Committee of the board has full and exclusive power to interpret the EPA plan rules and to make, amend, and rescind rules and regulations for its administration. This Remuneration Committee has the authority to approve resulting pay outs of the EPA plan. The EPA bonus pay outs, even if they are of regular nature, do not create any type of acquainted right on behalf of the employee.

Performance Period

The financial metrics are set and measured on a quarterly basis, the yearly ones on a yearly basis, i.e. from January 1st till December 31st.

The objective is to pay the award prior to March 15 (for U.S.) and April 1 (for all other countries) of the calendar year following the end of the performance period.

Target Award	Each position has a target award expressed as a percentage of the base salary at December 31st of the bonus year, reflecting both the responsibilities of the position and the labor markets Constellium is competing in.

 Constellium Employees Performance Award (EPA) Plan

Performance Award Components

Financial Performance Award

The Financial Performance Award is calculated on a quarterly basis and takes into account two components as defined and reported by Corporate Controlling :

•   Free or Operational Cash Flow

•   The Management EBITDA

The Financial Performance Award accounts for 70% of the total target award being 35% for each component.

At the end of each quarter, an evaluation of the financial objectives is made. In case one or both thresholds have been passed, the employee vests the right on the resulting pay out at the end of the year when he/she is still employed at that moment of time.

Each quarter is evaluated on it’s own merits. No carry over of overdelivered results or catch up in the quarter(s) following a substandard performance is allowed.

Appendix 1: Definitions of the components.

Parental Concept

In order to promote synergies throughout the company, the EPA plan is designed to encourage individual plants, business units and corporate to work closely together to achieve common strategic, operating and financial goals. Therefore, the Financial Performance Award element of the EPA is defined—depending on the level of the employee—on one or more financial results of Constellium Corporate, the BU and the site, operating unit or product/market unit.

The EPA grid in appendix 2 defines the relative weight for each level in the organization. If relevant, the 35% weight for local results in EAS will be split between the site (20%) and the operating unit (15%).

The functions (finance, HR, IT, purchasing) or “shared services” (maintenance, EHS,…) , which operate on a site where multiple BU’s are represented, are rewarded, based on the results of the leading BU, i.e. SSH for Singen and GATI for Sierre.

The functions which are dedicated to one BU are rewarded fifty – fifty on Constellium and the BU.

Appendix 2 : 2012 Parental grid.

EHS Objective	The yearly EHS objective for Constellium and the different entities is established at the beginning of each performance period. The objective on corporate level is defined in Recordable Case Rate and number of Serious Injuries. For the Business Units and sites only the Recordable Case Rate is taken into account. There will be no payout for the EHS objective in case of a fatality or type I (major) environmental event.

Individual/Team Award (ITA)	Individual/Team objectives are established yearly by the supervisor according to the IPCM (Individual Performance Career and Management) process. The performance rating on the two main objectives is used to calculate the EPA rating. The employee agrees with his/her supervisor which of the objectives will be used for the bonus calculation and indicates them as such in the IPCM system by adding “EPA relevant” to the objective description.

 Constellium Employees Performance Award (EPA) Plan

Payout Mechanism

Payout scale

The payout scale defines the performance levels and their resulting pay outs.

The target performance level in terms of FCF/EBITDA results in a pay out at 100% of the bonus entitlement.

The FCF/EBITDA threshold performance level is 80% of the target level. Below this point, there is no bonus payout. Between this point and the target performance level, the pay out increases linearly between 0% and 100%

The maximum FCF/EBITDA performance levels result in a payout of 150% of the bonus entitlement. These performance levels are set as such that they result in a profit share of 12.5% of the overdelivered EBITDA. . The payout between the target performance level and the maximum performance level is defined linearly. In case the sum of all payouts can never exceed the ceiling of 12.5% profit share. If the total of all payouts would exceed this cap, all bonus results will be reduced proportionally to respect the defined ceiling.

The financial component pay out for the Corporate functions is capped by the highest pay out in one of the Business Units.

The FCF and EBITDA results are considered as independent performance parameters, each with a relative weight of 35% and evaluated on it’s own merits.

Restructuring costs are below the line, as far as they are properly documented and in compliance with IFRS definitions..

For entities reporting in a currency other than the Euro, actual Adjusted Management EBITDA and actual Management Adjusted Operational Cash Flow will be restated at budget FX rates

Payout approval	The proposals for EPA bonus pay outs need to be approved by the line management—two levels up and the HR function up to VP HR. The final approval is done by the Rem Com.

Illustrative Award Calculation

The Total Award is the sum of the quarterly FCF / EBITDA ratings (70%), the EHS rating (10%) and the Individual Objectives evaluation (20%) as follows:

Total Award= target bonus x (FCF/EBITDA ratings x 70%) +EHS rating x 10% + Ind Obj rating x 20%

 Constellium Employees Performance Award (EPA) Plan

Appendix 1 2013 EPA—FINANCIAL DEFINITIONS

The financial targets are defined as tracked and reported by Corporate Controlling on a monthly, quarterly and yearly basis.

EBITDA

•Quarterly EBITDA targets based on 2013 budget at budget FX rates

•Excluding the effect of the Moving Average cost of metal and the internal EPSAG & FX/LME Hedging fees

•Excluding below the line items, validated by Corporate Finance

Operational Cash flow

•Quarterly Targets for BU’s and Operating or Market Units

•Defined as :

Adjusted EBITDA including moving average

+/- Change in non-cash items

+/- Change in TWC

minus CapEx

•Excludes any partnership dividends for Forging and EPSAG Fees & FX/LME hedging fees

Free Cash flow

•Quarterly Targets for Constellium Group

•Defined as :

Operational Cash Flow

+/- Other Non-Trade Cash from Operations

minus Taxes

minus Financing Costs

minus Restructuring Costs

minus Disposal, Separation or Other Costs

plus Capex reimbursements

Change in Trade Working Capital	•Change in trade receivables, payables and inventory •Neutral to any financing, factoring or letter of credit arrangements

 Constellium Employees Performance Award (EPA) Plan

Appendix 2—Parental concept for the Financial award

2013 EPA PARENTAL GRID

EPA Participants :	Financial Performance Award
	Constellium FCF/EBITDA	BU OFCF/EBITDA	PU / MU / Sites OFCF / EBITDA
Executive Committee / Constellium Group team members	70%

Bus Operational team members (BU Sales, Technical assistance, Business dvlpt, Project, Technology...) Bus Functional team members allocated to one BU	35%	35%

OU / MU / Sites Operational and functional positions	15%	20%	35%

 Constellium Employees Performance Award (EPA) Plan

Appendix 3—EPA 2013 Financial targets

€ ‘000		Q1			Q2			Q3			Q4
		EBITDA	OpCF	FCF	EBITDA	OpCF	FCF	EBITDA	OpCF	FCF	EBITDA	OpCF	FCF
Constellium Group		71,992		-110,946	83,280		-956	77,442		66,116	69,227		131,177

GATI	Business Unit	36,034	-34,427		39,664	22,164		37,923	43,641		36,951	78,334
	Issoire	24,706	-5,719		23,776	16,525		19,776	15,945		21,900	40,471
	Ravenswood	5,260	-7,496		11,369	9,472		13,813	16,567		9,755	24,295
	Sierre-plates	2,469	-9,221		2,209	-1,591		4,439	1,917		2,793	11,240
	EPC	2,168	-2,970		2,113	533		1,246	4,483		2,399	1,712
	Asia	80	1,228		198	-1,375		150	229		104	415
	BU Adj	1,350	-10,250			-1,400		-1,500	4,500			200

EAS	Business unit	13,617	-37,142		16,687	10,021		12,606	14,921		13,881	37,841
	SAF	2,643	-9,007		1,788	531		802	2,913		1,796	9,842
	SACE	595	-6,732		2,044	3,842		1,632	-872		-41	5,812
	LP	2,306	-11,506		2,709	3,023		3,338	355		2,575	13,954
	LES	8,275	-15,367		9,793	4,452		7,882	10,110		7,372	22,878
	AS	4,909	-8,731		5,166	-3,698		4,295	3,774		6,258	11,465
	BU Adj	-2,805	2,695		-2,105	4,895		-2,005	-1,005		-1,505	-12,155

SSh	Business unit	26,412	3,066		30,203	9,844		29,279	44,569		20,473	35,337
	Neuf Brisach	17,026	1,521		21,424	3,120		21,671	34,521		14,036	32,075
	Singen-Rolled	8,177	3,063		8,469	9,118		8,199	8,266		6,127	4,061
	Singen Infrastructures	309	-2,418		309	-2,394		309	2,681		309	-799
	Bu Adj	900	900					-900	-900		0	0

Other	Business unit	-4,071			-3,274			-2,366			-2,077

 Constellium Employees Performance Award (EPA) Plan

Confirmation and Acceptance:

I understand and I confirm my acceptance of the terms and conditions of the EPA plan 2013.

Name

Date

Place

Signature